Exhibit 99.1

MEDICIS REPORTS THIRD QUARTER 2011 RESULTS

SCOTTSDALE, Ariz.—November 8, 2011—Medicis (NYSE:MRX) today announced revenues of approximately $184.7 million for the three months ended September 30, 2011, compared to revenues of approximately $177.1 million for the three months ended September 30, 2010, which represents an increase of approximately $7.6 million, or approximately 4.3%.

Non-generally accepted accounting principles (non-GAAP, defined below) diluted earnings per share (EPS, defined below) for the three months ended September 30, 2011, was $0.56, compared to non-GAAP diluted EPS of $0.67 for the three months ended September 30, 2010, which represents a decrease of $0.11 per diluted share, or approximately 16.1% (see “Unaudited Reconciliation of Non-GAAP Adjustments” in the financial tables of this press release). This decrease is due primarily to increases in research and development (R&D) and promotional costs. GAAP diluted EPS for the three months ended September 30, 2011, was $0.29, compared to GAAP diluted EPS of $0.42 for the three months ended September 30, 2010.

The Company’s achievement of approximately $184.7 million in revenues and non-GAAP diluted EPS of $0.56 is consistent with the Company’s published guidance of $175-$195 million in revenues and $0.48-$0.67 in non-GAAP diluted EPS for the three months ended September 30, 2011.

“We are pleased to announce a strong quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “During the quarter, all of the Company’s primary brands demonstrated meaningful growth, despite a challenging economy. RESTYLANE® received an expanded indication to include lip augmentation. We announced the divesture of LipoSonix®, and look forward to participating in its future success with a partner focused in that category of aesthetics. We continue to believe SOLODYN® prescriptions can grow, even with the imminent entrance of generic forms of the Legacy Strengths.1 We also remain optimistic regarding business development opportunities and our substantial research and development pipeline.”

Non-GAAP net income for the three months ended September 30, 2011, was approximately $38.7 million, compared to non-GAAP net income of approximately $44.1 million for the three months ended September 30, 2010, which represents a decrease of approximately $5.4 million, or approximately 12.2%. Non-GAAP net income for the three months ended September 30, 2011, excludes charges totaling approximately $30.9 million (pre-tax), consisting of R&D upfront and milestone payments to Medicis partners of $21.0 million, professional fees of $2.5 million related to legal settlements, a $2.3 million write-down of an intangible asset relating to the carrying value of the royalty stream associated with a profit-sharing arrangement with a Medicis development partner and a loss from discontinued operations of approximately $5.2 million associated with the LipoSonix business, partially offset by approximately $0.1 million related to a benefit from fluctuations in the Company’s stock price and the resulting effect on the Company’s Stock Appreciation Rights (SARs). Non-GAAP net income for the three months ended September 30, 2010, excluded charges totaling approximately $17.5 million (pre-tax), consisting of an upfront R&D payment to a Medicis partner of $5.0 million, professional fees of approximately $0.9 million related to entering into the collaboration agreement with such partner, an approximately $2.3 million write-down of an intangible asset related to the planned discontinuation of certain non-primary products and a loss from discontinued operations of approximately $9.3 million associated with the LipoSonix business. GAAP net income for the three months ended September 30, 2011, was approximately $19.5 million, compared to GAAP net income of approximately $27.6 million for the three months ended September 30, 2010.

Acne Products

Medicis recorded revenues of approximately $119.1 million from sales of its acne products for the three months ended September 30, 2011, compared to revenues of approximately $118.5 million for the three months ended September 30, 2010, which represents an increase of approximately $0.6 million, or approximately 0.5%. This increase includes the impact from the early 2011 discontinuation of TRIAZ® and the Company’s decision to no longer promote PLEXION®. Sales of continuing acne products increased approximately $12.1 million, or approximately 11.3%, year-over-year, even without sales of the Legacy Strengths of SOLODYN in the three months ended September 30, 2011. The Medicis Acne Products category includes primarily SOLODYN and ZIANA®.

Non-Acne Products

Medicis recorded revenues of approximately $55.7 million associated with its non-acne products for the three months ended September 30, 2011, compared to revenues of approximately $49.5 million for the three months ended September 30, 2010, which represents an increase of approximately $6.2 million, or approximately 12.4%. This increase is due primarily to increased sales of the RESTYLANE franchise and VANOS®. The Medicis Non-Acne Products category includes primarily DYSPORT®, PERLANE®, RESTYLANE and VANOS.

Other Non-Dermatological Products

Medicis recorded revenues of approximately $9.9 million associated with its other non-dermatological products for the three months ended September 30, 2011, compared to revenues of approximately $9.1 million for the three months ended September 30, 2010, which represents an increase of approximately $0.8 million, or approximately 8.8%. The Medicis Other Non-Dermatological Products category includes primarily AMMONUL®, BUPHENYL® and contract revenue.

Other Income Statement Items

Gross profit margin for the three months ended September 30, 2011, was approximately 90.7%.

Selling, general and administrative (SG&A) expense for the three months ended September 30, 2011, was approximately $93.2 million, or approximately 50.5% of revenues, compared to approximately $78.1 million, or approximately 44.1% of revenues, for the three months ended September 30, 2010. SG&A expense for the three months ended September 30, 2011, includes $2.5 million of professional fees related to legal settlements. SG&A expense for the three months ended September 30, 2010, included approximately $0.9 million of professional fees related to entering into a strategic collaboration agreement with a Medicis partner.

R&D expense for the three months ended September 30, 2011, was approximately $28.7 million, compared to approximately $8.7 million for the three months ended September 30, 2010. R&D expense for the three months ended September 30, 2011, includes purchased R&D charges of $21.0 million associated with upfront and milestone payments to Medicis partners. R&D expense for the three months ended September 30, 2010, included a $5.0 million upfront payment to a Medicis partner.

Cash Flow

Cash flow from continuing operations for the nine months ended September 30, 2011, was approximately $186.0 million, which excludes $37.0 million associated with upfront and milestone payments to Medicis partners and professional fees related to legal settlements. The Company anticipates exceeding its objective of approximately $200 million in cash flow from continuing operations for the full year.

2011 Guidance

Based upon information available currently to the Company’s management, the Company’s financial guidance for the remainder of 2011 is anticipated as follows:

Calendar 2011

(in millions, except per share amounts)

	First Quarter (3/31/11) Actual	Second Quarter (6/30/11) Actual	Third Quarter (9/30/11) Actual	Fourth Quarter (12/31/11) Estimated	Calendar Year-End 2011 Estimated
Revenue	$165	$191	$185	$187-$200	$728-$741
Non-GAAP diluted EPS objectives	$0.50	$0.64	$0.56	$0.63-$0.69	$2.33-$2.39

Additional 2011 Guidance Considerations

•	Revenue and non-GAAP diluted EPS objectives include certain assumptions associated with:

•

the Company’s decision, effective July 1, 2011, to stop shipment of the Legacy Strengths of SOLODYN to wholesalers. The Company’s guidance issued today in the table above reflects the decrease in sales and profitability associated with the Legacy Strengths. The average selling price (ASP) for the Legacy Strengths is approximately $200 higher than that of the current strengths.

•	continued acceptance of newer strengths of SOLODYN by physicians;

•	levels of managed care rebates for SOLODYN and the Company’s other therapeutic brands;

•	the Company’s early 2011 discontinuation of TRIAZ and decision to no longer promote PLEXION;

•	the exclusion of all revenue and expenses associated with LipoSonix, as the Company began classifying the LipoSonix business as a discontinued operation in the first quarter of 2011;

•	competition in the dermal filler and botulinum toxin markets;

•	gross profit margins of approximately 90-91% of revenues;

•	SG&A expenses of approximately 47-49% of revenues;

•	R&D expenses of approximately 5-6% of revenues;

•	depreciation and amortization of approximately $29-$30 million for the year;

•	effective tax rate of approximately 39-40%; and

•	fully diluted weighted average shares outstanding of approximately 66-67 million shares.

The above guidance does not take into account the following:

•

changes in levels of managed care rebates, and the associated impact on sales, reserves, profitability and the ASP, for SOLODYN and the Company’s other therapeutic brands. The Company is actively engaged in a strategy, which management believes will significantly reduce the Company’s exposure to managed care restrictions for SOLODYN and the Company’s other therapeutic products. This strategy would include, among other things, negotiating new, multi-year contracts to begin in 2012 with targeted managed care organizations and pharmacy benefit managers, which, in aggregate, account for approximately 40% of the insurable lives for the Company’s therapeutic products. SOLODYN was the 7th largest infectious disease prescription product in the United States for 2010,[2] and we believe that our anticipated growth of SOLODYN will increase the risk of managed care restrictions. If we are successful in our negotiations, we would anticipate having to accrue additional sales reserves not contemplated in our above revenue guidance, totaling approximately $12-$17 million, and a corresponding impact on EPS guidance for the fourth quarter 2011.

•	proceeds from the disposition of the LipoSonix business;

•	special charges associated with R&D milestones or contract payments;

•	the financial impact of fluctuations in the Company’s stock price and the resulting effect on the SARs;

•	the financial impact of potential share repurchases made under the Company’s previously announced Stock Repurchase Plan;

•	the financial impact of legal settlements;

•	additional recognized losses on our auction rate securities investments;

•	recognized losses resulting from impairments on our intangible assets;

•	the impact of accounting for new collaborative arrangements with Medicis partners;

•	the financial impact of changes in accounting or governmental pronouncements;

•	charges related to the accounting for our investment in Revance or Hyperion;

•	material changes to the demand for ZIANA associated with the launch of a competitive product;

•

material changes to our assumptions regarding sales of SOLODYN to wholesalers and the demand for SOLODYN associated with the anticipated November 2011 launch of generic forms of the Legacy Strengths of SOLODYN;

•	material changes to our assumptions regarding returns, including associated returns reserves, of SOLODYN and the Company’s other therapeutic brands;

•	the timing of additional SOLODYN patent allowances, if any;

•

uncertainty relating to the reduction of the ASP, including reserves, for covered products as a result of the rise in costs associated with consumer rebate programs, including MediSAVE and other point-of-sale offers;

•	changes in reimbursement policies of health plans and other health insurers;

•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises; and

•	significant changes in assumptions and estimates used for calculating various sales reserves.

At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.

Diluted Earnings Per Share

Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.

Use of Non-GAAP Financial Information

The Company has disclosed non-GAAP financial information in this press release to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures, such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP financial measures are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as R&D charges which result from payments made to Medicis partners, transaction costs, the impairment of long-lived assets, gains resulting from the sale of subsidiaries, charges related to the accounting for our investment in Revance or Hyperion and litigation reserves. These items may have a material effect on the Company’s net income and diluted earnings per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events. Management believes that, by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.

About Medicis

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

The Company’s products include the brands DYSPORT® (abobotulinumtoxinA) 300 Units for Injection, PERLANE® Injectable Gel, PERLANE-L® Injectable Gel with 0.3% Lidocaine, RESTYLANE® Injectable Gel, RESTYLANE-L® Injectable Gel with 0.3% Lidocaine, LOPROX® (ciclopirox) Gel 0.77% and Shampoo 1%, SOLODYN® (minocycline HCl, USP) Extended Release Tablets, VANOS® (fluocinonide) Cream, 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder and the over-the-counter brand ESOTERICA®.

For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:

•	the Company’s future prospects;

•	revenues, gross profit margin, expense, tax rate, cash flows and earnings guidance;

•	the Company’s ability to successfully negotiate contracts with managed care organizations and pharmacy benefit managers;

•	information regarding business development activities and future regulatory approval of the Company’s products;

•

the Company’s ability to consummate repurchases under its Stock Repurchase Plan due to changes in the Company’s stock price, economic or other market conditions or corporate or regulatory requirements;

•	the commercial success of the Company’s products;

•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN and other Medicis products;

•	the future expansion of the aesthetics market;

•	the ability of Solta Medical, Inc. to make payments under the sale agreement for LipoSonix; and

•	expectations relating to the Company’s product development pipeline.

These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2010, and other documents we file with the SEC. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands.

Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.

There are a number of additional important factors that could cause actual results to differ materially from those projected, including:

•	the anticipated size of the markets and demand for the Company’s products;

•	the availability of product supply or changes in the costs of raw materials;

•	the receipt of required regulatory approvals;

•	competitive developments affecting our products;

•	product liability claims;

•	the introduction of federal and/or state regulations relating to the Company’s business;

•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Company’s products, including prescription levels;

•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

•	dependence on the Company’s strategy (including the uncertainty of license payments and/or other payments due from third parties);

•	changes in reimbursement policies of health plans and other health insurers;

•

changes in levels of managed care rebates, and the associated impact on sales, reserves, profitability and the ASP, for SOLODYN and the Company’s other therapeutic brands. The Company engages in negotiations from time to time, as management believes necessary, to enhance the longer-term sustainability of these brands. Such negotiations may result in increased managed care rebates, which may have a negative impact on sales, reserves, profitability and the ASP for affected products.

•

decreases in revenues associated with the FDA’s requirement, effective March 2011, that prescription benzoyl peroxide products that are not approved through a New Drug Application, such as TRIAZ, not be sold as prescription products;

•	the timing and success of new product development by the Company or third parties;

•

the inability to secure patent protection from filed patent applications, inadequate protection of the Company’s intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights;

•	the risks of pending and future litigation or government investigations; and

•	other risks described from time to time in the Company’s filings with the SEC.

Forward-looking statements represent the judgment of the Company’s management as of the date of this release and the Company disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

NOTE: Full prescribing information for any of the Company’s prescription products is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	The Legacy Strengths of SOLODYN include the 45 mg, 90 mg and 135 mg forms.
[2]	Noah Pines. “Infectious Diseases.” Medical Marketing and Media August 2011: 40-41.

Medicis Pharmaceutical Corporation

Summary Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Product revenues	$183,456	$174,581	$537,171	$509,907
Contract revenues	1,212	2,515	3,237	6,327

Total revenues	184,668	177,096	540,408	516,234
Cost of revenues	17,169	17,778	49,737	49,215

Gross profit	167,499	159,318	490,671	467,019
Operating expenses:
Selling, general and administrative	93,228	78,089	268,251	227,464
Research and development	28,733	8,673	58,202	22,652
Depreciation and amortization	7,254	6,926	21,688	20,575
Impairment of intangible assets	2,259	2,293	2,259	2,293

Total operating expenses	131,474	95,981	350,400	272,984
Operating income	36,025	63,337	140,271	194,035
Interest (income) expense, net	(16)	(3)	(329)	176
Other expense, net	—	—	—	257
Income from continuing operations before income tax expense	36,041	63,340	140,600	193,602
Income tax expense	13,091	29,834	56,454	79,150
Net income from continuing operations	22,950	33,506	84,146	114,452
Loss from discontinued operations, net of income tax benefit	3,498	5,928	16,551	15,005

Net income	$19,452	$27,578	$67,595	$99,447

Basic net income per common share	$0.31	$0.46	$1.09	$1.65
Diluted net income per common share	$0.29	$0.42	$1.01	$1.52
Shares used in basic net income per common share	61,336	58,509	60,264	58,278
Shares used in diluted net income per common share	67,914	64,687	66,960	64,437
Cash flow provided by continuing operations	$61,705	$64,265	$149,024	$132,627

Medicis Pharmaceutical Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data)

	Three months ended September 30, 2011			Three months ended September 30, 2010
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$19,452			$27,578
Less: income allocated to participating securities	(583)			(802)

GAAP net income attributable to common shareholders	18,869		$0.31	26,776		$0.46
Less: net undistributed earnings allocated to unvested shareholders	(6)			(4)
Interest expense and associated bond offering costs (tax-effected)	799	{a}		666	{a}

GAAP “if-converted” net income and diluted EPS	19,662		$0.29	27,438		$0.42
Non-GAAP adjustments:
Research and development expenses related to our collaborations	21,000		$0.31	5,000		$0.08
Professional fees related to strategic collaboration agreement with a Medicis partner	—		—	877		$0.01
Legal settlements	2,500		$0.03	—		—
Impairment of intangible assets	2,259		$0.03	2,293		$0.04
Loss from discontinued operations	5,196		$0.08	9,295		$0.14
Impact of stock price fluctuation on SARs	(103)		—	—		—
Income tax effects related to the above transactions	(11,564)		$(0.17)	(899)		$(0.01)
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(636)		$(0.01)	(500)		$(0.01)

Non-GAAP “if-converted” net income and diluted EPS	$38,314		$0.56	$43,504		$0.67

Shares used in basic net income per common share			61,336			58,509
Shares used in diluted net income per common share			67,914			64,687

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.8 million and $0.7 million are added back to GAAP net income for the three months ended September 30, 2011 and September 30, 2010, respectively.

Medicis Pharmaceutical Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data)

	Nine months ended September 30, 2011			Nine months ended September 30, 2010
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$67,595			$99,447
Less: income allocated to participating securities	(2,097)			(3,204)

GAAP net income attributable to common shareholders	65,498		$1.09	96,243		$1.65
Less: net undistributed earnings allocated to unvested shareholders	(24)			(16)
Interest expense and associated bond offering costs (tax-effected)	2,176	{a}		1,999	{a}

GAAP “if-converted” net income and diluted EPS	67,650		$1.01	98,226		$1.52
Non-GAAP adjustments:
Research and development expenses related to our collaborations	35,500		$0.53	5,000		$0.08
Professional fees related to strategic collaboration agreement with a Medicis partner	—		—	877		$0.01
Legal settlements	2,500		$0.04	—		—
Impairment of intangible assets	2,259		$0.03	2,293		$0.04
Loss from discontinued operations	25,538		$0.38	23,530		$0.36
Impact of stock price fluctuation on SARs	6,456		$0.10	—		—
Income tax effects related to the above transactions	(24,823)		$(0.37)	(6,056)		$(0.09)
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(1,570)		$(0.02)	(849)		$(0.01)

Non-GAAP “if-converted” net income and diluted EPS	$113,510		$1.70	$123,021		$1.91

Shares used in basic net income per common share			60,264			58,278
Shares used in diluted net income per common share			66,960			64,437

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $2.2 million and $2.0 million are added back to GAAP net income for the nine months ended September 30, 2011 and September 30, 2010, respectively.

Medicis Pharmaceutical Corporation

Balance Sheets

(in thousands)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Cash, cash equivalents & short-term investments	$774,010	$703,554
Accounts receivable, net	153,033	130,622
Inventory, net	30,872	35,282
Deferred tax assets	28,735	70,461
Other current assets	20,287	15,268
Assets held for sale from discontinued operations	8,103	13,127

Total current assets	1,015,040	968,314
Property & equipment, net	23,150	24,435
Intangible assets, net	282,150	287,706
Deferred tax assets	92,234	36,898
Long-term investments	45,734	21,480
Other assets	12,878	2,991

Total assets	$1,471,186	$1,341,824

Liabilities and stockholders’ equity
Contingent convertible senior notes 2.5%, due 2032	$169,145	$—
Other current liabilities of continuing operations	385,759	332,616
Liabilities held for sale from discontinued operations	6,335	7,276

Total current liabilities	561,239	339,892
Contingent convertible senior notes 2.5%, due 2032	—	169,145
Contingent convertible senior notes 1.5%, due 2033	181	181
Other liabilities	39,565	5,084
Stockholders’ equity	870,201	827,522

Total liabilities and stockholders’ equity	$1,471,186	$1,341,824

Working capital	$453,801	$628,422

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